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                                                                    Exhibit 10.7

                                                               EXECUTION VERSION

                             TRAFFIC DATA AGREEMENT

     THIS TRAFFIC DATA AGREEMENT dated November 9, 2005 (this "Agreement"), is entered into by and between Metro Networks Communications, Limited Partnership, a Delaware limited partnership, ("Metro") and Canadian Traffic Network ULC, an Alberta business corporation (the "CTN"). Each of Metro and CTN are referred to herein as a "party" and collectively, as the "parties."

     WHEREAS, each of the parties is a leading provider of traffic and information reports to its Affiliates conducting its operations, in the case of Metro, primarily in the United States and, in the case of CTN, primarily in Canada;

     WHEREAS, the parties have simultaneously herewith, entered into a Mutual Sales Representation Agreement to provide them with a significant opportunity to increase their advertising sales by utilizing the domestic resources of the other party; and

     WHEREAS, in connection with the Mutual Sales Representation Agreement, CTN has agreed to provide Metro with certain traffic data for the term specified herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. CTN TRAFFIC DATA. For the Term (as defined in Section 3), CTN shall provide Metro, free of charge, non-exclusive electronic access to the traffic data that CTN generates and gathers for the purpose of allowing Metro to sell and otherwise disseminate such data for uses other than radio and television broadcast on Canadian stations; provided, that Metro shall be responsible for providing the equipment necessary for such function and for any transmission charges related solely to accessing such traffic data.

     2. CONFIDENTIALITY.

          2.1. Each of the parties shall retain in confidence and not disclose to any third party any information provided by the other which is designated as confidential or proprietary ("Confidential Information"). Confidential Information shall be used by the parties solely with respect to the purposes of this Agreement. The following information is expressly designated as Confidential Information: pricing terms; names and identifying information of existing and potential clients; employee lists; marketing and sales methods and technologies; sales and expense data; trade secrets; market information; business plans and fiscal projections.

          2.2. Notwithstanding anything herein to the contrary, Confidential Information shall not include information that (i) is published or otherwise publicly

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known at the time of its disclosure or becomes publicly known through no fault or breach of this Agreement by the party receiving such information hereunder;
(ii) is lawfully received by the receiving party from a third party who obtained such information without restriction and owes no fiduciary duty of confidentiality to the disclosing party; (iii) was already known by the receiving party prior to its receipt of the information without an obligation of confidentiality and is provable by documentation to such effect; (iv) is independently developed by the receiving party without reference or access to such information; or (v) is required to be disclosed pursuant to any applicable law, rule or regulation, court order, subpoena or similar judicial or regulatory process; provided, that, in the case of clause (v), the receiving party shall give the disclosing party prompt prior notice of the intended disclosure to provide the disclosing party with the opportunity to seek a protective order or other appropriate remedy.

          2.3. The parties hereto agree that the remedy at law for any breach of the obligations under this Section 2 would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section. The provisions of this Section and the obligations of the parties thereunder shall survive any termination of this Agreement.

     3. TERM; TERMINATION. The Initial Term of this Agreement shall commence as of the date hereof and end on the third anniversary of the date hereof, unless renewed in writing by the parties (the term of such renewal, a "Renewal Term" and with the Initial Term, the "Term"). Notwithstanding the foregoing, either party shall have the right to terminate this Agreement, prior to the end of the Term, upon written notice to the other party hereto, after the occurrence of any of the following events:

          (a) any representation or warranty made by the other party and set forth herein shall prove to be materially false, incorrect or misleading as of the time made;

          (b) the voluntary or involuntary commencement of bankruptcy, insolvency, reorganization or similar proceedings with respect to such other party; provided that in the case of involuntary proceedings, such proceedings are not stayed or dismissed within 30 days after the commencement thereof; or

          (c) the liquidation or dissolution of such other party or the appointment of a receiver or trustee over all or a substantial portion of such other party's properties and assets.

     4. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that: (i) it has the full power, ability and authority to negotiate, enter into, execute and deliver this Agreement and to perform its obligations hereunder, (ii) it has not made, nor will it make any contractual or other commitment which would conflict with the entry into of this Agreement, the performance of the obligations hereunder or the

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full enjoyment by the other of the rights herein granted; and (iii) its execution, delivery and performance of this Agreement has been duly authorized in accordance with requisite entity power and authorization and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity.

     5. FURTHER ASSURANCES. Each party and its employees and representatives shall be given reasonable access to the other party and its employees and representatives to facilitate the activities, responsibilities and obligations of each party hereunder. The parties shall take such actions as are necessary to carry out the spirit and intent of this Agreement.

     6. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed to constitute a partnership between, or a joint venture by, or employment relationship between or among the parties hereto. This Agreement is between two independent contracting parties. As such, neither party has been granted any right, authority, agency, expressly or implied, to legally bind the other in any manner whatsoever. Nothing herein is intended nor shall it make either party a fiduciary of the other party.

     7. NOTICES. Notices hereunder shall be deemed to have been received (i) upon delivery, if delivered in person, or (ii) on the next business day after dispatch, if sent by nationally recognized, overnight courier. Notices sent by facsimile transmission shall be deemed to have been received on the date sent if a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), provided that the sender has a confirmed receipt. Notices sent by registered or certified mail, postage prepaid shall be deemed to have been received on the fifth Business Day following the mailing thereof. The addresses for such communications shall be (i) with respect to CTN, addressed to Canadian Traffic Network ULC, Atria III, 2225 Sheppard Avenue East Suite 1204, North York, Ontario M2J 5C2 Attention: William Yde, Facsimile No.: n/a, with a copy to Global Traffic Canada, Inc., 7521 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128, Attention: William Yde, Facsimile No.: (702) 562-4001 and (ii) with respect to Metro, addressed to Metro Networks Communications, Limited Partnership, 40 West 57th Street, 15th Floor, New York, New York 10019, Attention: EVP, Business Affairs and Business Development, Facsimile No: (212) 641-2154, with a copy to the General Counsel, Facsimile No:
(212) 641-2198, or to such other address or facsimile number as any such party shall designate in writing to the other.

     8. REMEDIES CUMULATIVE. All remedies, rights, and privileges available to a party in respect of this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability or any other term or provision hereof or the validity, legality or enforceability of such term or provision in any other jurisdiction. It is the

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intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

     9. HEADINGS. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect in the construction or interpretation of any term or provision hereof.

     10. AMENDMENT AND WAIVER. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the parties hereto. No waiver by a party of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Agreement.

     11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law the principles.

     12. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding on, the parties and their successors (whether by merger or otherwise) and permitted assigns. Except as otherwise expressly provided hereby, this Agreement may not be assigned by any party hereto nor may any party's duties or obligations hereunder be delegated, without the prior written consent of the other party. This Agreement is not intended to create any right in favor of, or benefit for any third party who is not a signatory hereto.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     14. COUNTERPARTS. This Agreement may be executed in counterparts, including via facsimile, each of which shall be deemed an original copy, and all of which shall constitute but one and the same agreement.

     15. CONSENT TO JURISDICTION. The parties (including, but not limited to, their respective subsidiaries, officers, directors and controlling persons) hereby (i) irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in New York County in any action related to, connected with or arising out of, in whole or in part, this Agreement, (ii) agree that all claims in such action shall be decided in such court, (iii) waive, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consent to the service of process by certified mail, return receipt requested. The parties hereby agree that service upon it in the manner provided for the giving of notices in Section 7 shall constitute sufficient notice. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

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     IN WITNESS WHEREOF the parties intending to be legally bound hereto have executed this Agreement as of the date first written above.

METRO NETWORKS COMMUNICATIONS,
LIMITED PARTNERSHIP


By: Metro Networks Communications, Inc., its
General Partner


By: /s/ Gary Worobow
    ---------------------------------
Print Name: Gary Worobow
            -------------------------
Title: EVP
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CANADIAN TRAFFIC NETWORK ULC


By: /s/ William L. Yde III
    ---------------------------------
Print Name: William L. Yde III
            -------------------------
Title: Director
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